                                                                    EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of ICC Technologies, Inc. (the Company) on Form S-8 (File Nos. 33-37036, 33-37037, 33-85634, 33-85636, 33-89122 and 33-89124) of our report, which includes an explanatory paragraph which refers to conditions that raise substantial doubt about the Company's ability to continue as a going concern, dated March 19, 1997, on our audits of the consolidated financial statements of ICC Technologies, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference in the Registration Statements (set forth above) of the Company of our report, which includes an explanatory paragraph which refers to conditions that raise substantial doubt about Engelhard/ICC's ability to continue as a going concern, dated March 19, 1997, on our audits of the financial statements of Engelhard/ICC as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995, which report is also included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


COOPERS & LYBRAND L.L.P.
Philadelphia, Pennsylvania
March 27, 1997